Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         TOMPKINS FINANCIAL CORPORATION,

                               TMP MERGECO, INC.,

                                       AND

                           SLEEPY HOLLOW BANCORP, INC.

                          DATED AS OF NOVEMBER 9, 2007

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                                TABLE OF CONTENTS

ARTICLE I PLAN OF MERGER ..................................................    1
   1.1    Definitions .....................................................    1
   1.2    The Merger ......................................................    7
   1.3    Conversion of SHB Common Stock ..................................    8
   1.4    Surrender of SHB Common Stock Certificates ......................    9
   1.5    Preferred Stock .................................................   10
   1.6    The Bank Merger .................................................   10
   1.7    Structure .......................................................   10
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SHB ..........................   10
   2.1    Capital Structure of SHB ........................................   10
   2.2    Organization, Standing and Authority of SHB .....................   11
   2.3    Ownership of SHB Subsidiaries; Capital Structure of
             SHB Subsidiaries .............................................   11
   2.4    Organization, Standing and Authority of Sleepy Hollow Bank ......   11
   2.5    Authorized and Effective Agreement ..............................   12
   2.6    Regulatory Filings ..............................................   13
   2.7    Financials; Books and Records; Minute Books .....................   13
   2.8    Material Adverse Change .........................................   13
   2.9    Absence of Undisclosed Liabilities ..............................   13
   2.10   Properties ......................................................   13
   2.11   Loans ...........................................................   14
   2.12   Allowance for Loan Losses .......................................   14
   2.13   Tax Matters .....................................................   14
   2.14   Employee Benefit Plans ..........................................   15
   2.15   Certain Contracts ...............................................   17
   2.16   Legal Proceedings ...............................................   18
   2.17   Compliance With Laws ............................................   18
   2.18   Labor Matters ...................................................   18
   2.19   Brokers and Finders .............................................   19
   2.20   Insurance .......................................................   19
   2.21   Environmental Liability .........................................   19
   2.22   Administration of Trust Accounts ................................   19
   2.23   Intellectual Property ...........................................   20
   2.24   Anti-Takeover Provisions ........................................   20
   2.25   Insider Interests ...............................................   20
   2.26   Registration Obligations ........................................   21
   2.27   Derivative Transactions .........................................   21
   2.28   Internal Financial Controls .....................................   21
   2.29   Certain Bank Regulatory Matters .................................   21
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TFC .........................   22
   3.1    Capital Structure of TFC ........................................   22
   3.2    Organization, Standing and Authority of TFC .....................   22
   3.3    Ownership of TFC Subsidiaries; Capital Structure of
             TFC Subsidiaries .............................................   22
   3.4    Organization, Standing and Authority of TFC Subsidiaries ........   23
   3.5    Authorized and Effective Agreement ..............................   23

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   3.6    Compliance with Laws ............................................   24
   3.7    Regulatory Filings ..............................................   24
   3.8    Financials; Books and Records; Minute Books .....................   24
   3.9    Material Adverse Change .........................................   25
   3.10   Absence of Undisclosed Liabilities ..............................   25
   3.11   Properties ......................................................   25
   3.12   Tax Matters .....................................................   26
   3.13   Labor Matters ...................................................   27
   3.14   Legal Proceedings ...............................................   27
   3.15   Compliance With Laws ............................................   27
   3.16   Brokers and Finders .............................................   28
   3.17   Insurance .......................................................   28
   3.18   Insider Interests ...............................................   28
   3.19   Internal Financial Controls .....................................   28
   3.20   Certain Bank Regulatory Matters .................................   29
ARTICLE IV COVENANTS OF THE PARTIES .......................................   29
   4.1    Conduct of SHB Business .........................................   29
   4.2    Ossining and Palisade Branches ..................................   32
   4.3    Access; Confidentiality .........................................   32
   4.4    Regulatory Matters and Consents .................................   33
   4.5    Taking of Necessary Action ......................................   33
   4.6    Certain Agreements ..............................................   34
   4.7    Exclusivity .....................................................   35
   4.8    Core Deposits ...................................................   36
   4.9    Subsequent Events ...............................................   36
   4.10   Conduct of TFC Business .........................................   36
   4.11   Board and Committee Minutes .....................................   36
   4.12   Undertakings by TFC and SHB .....................................   37
   4.13   Employees of SHB and Sleepy Hollow Bank .........................   38
   4.14   Employee Benefits ...............................................   39
   4.15   ESOP and 401(K) Plan ............................................   40
   4.16   Defined Benefit Pension Plan Termination ........................   40
   4.17   SHB CEO .........................................................   41
   4.18   Supplemental Indenture ..........................................   41
   4.19   Resignation .....................................................   41
ARTICLE V CONDITIONS ......................................................   41
   5.1    Conditions to SHB Obligations under this Agreement ..............   41
   5.2    Conditions to TFC Obligations under this Agreement ..............   42
ARTICLE VI TERMINATION, WAIVER AND AMENDMENT ..............................   43
   6.1    Termination .....................................................   43
   6.2    Effect of Termination ...........................................   44
   6.3    Termination Fee .................................................   44
ARTICLE VII MISCELLANEOUS .................................................   44
   7.1    Expenses ........................................................   44
   7.2    Non-Survival of Representations and Warranties ..................   45

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   7.3    Amendment, Extension and Waiver .................................   45
   7.4    Entire Agreement ................................................   45
   7.5    No Assignment ...................................................   45
   7.6    Notices .........................................................   45
   7.7    Captions ........................................................   46
   7.8    Counterparts ....................................................   46
   7.9    Severability ....................................................   46
   7.10   Choice of Law and Venue .........................................   47

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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of November 9, 2007, is made by and among TOMPKINS FINANCIAL CORPORATION ("TFC"), a New York corporation, having its principal place of business at The Commons, P.O. Box 460, Ithaca, New York 14851, TMP MERGECO, INC., a Delaware corporation and a wholly-owned subsidiary of TFC ("Merger Sub"), and SLEEPY HOLLOW BANCORP, INC. ("SHB"), a Delaware corporation, having its principal place of business at 49 Beekman Avenue, Sleepy Hollow, NY 10591.

                                   BACKGROUND

      1. TFC, Merger Sub, and SHB desire for Merger Sub to merge with and into SHB, with SHB surviving such merger, in accordance with the applicable laws of the State of Delaware and in accordance with the plan of merger set forth herein.

      2. TFC desires to merge Sleepy Hollow Bank ("Sleepy Hollow Bank"), a New York State-chartered bank and a wholly-owned subsidiary of SHB into and with The Mahopac National Bank ("Mahopac National Bank"), a national bank and a wholly-owned subsidiary of TFC, with Mahopac National Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as
Exhibit 1.

      3. TFC, Merger Sub and SHB desire to provide the terms and conditions governing the transactions contemplated herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                 PLAN OF MERGER

            1.1 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) Acquisition Proposal means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving SHB: (i) any merger, consolidation, share exchange, business combination of other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets of SHB in a

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   single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% of more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or, (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in final or draft form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (b) Agreement means this agreement, and any amendment or supplement hereto, which constitutes a plan of merger between TFC, Merger Sub, and SHB.

                  (c) Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  (d) AST means the American Stock Transfer and Trust Company, New York, New York.

                  (e) Bank Merger means the merger of Sleepy Hollow Bank with and into Mahopac National Bank, with Mahopac National Bank surviving such merger, contemplated by Section 1.6 of this Agreement.

                  (f) Bank Plan of Merger has the meaning given to that term in
   Section 1.6 of this Agreement.

                  (g) BHC Act means the Bank Holding Company Act of 1956, as amended.

                  (h) Certificate of Merger means one or more certificates of merger to be executed by Merger Sub and SHB and to be filed in the DDS, in accordance with the applicable laws of the State of Delaware, and in the NYDS, in accordance with the applicable laws of the State of New York.

                  (i) Closing Date means the date determined by TFC, in its reasonable discretion, upon five (5) days prior written notice to SHB, but in no event later than the end of the calendar month which is thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived, or such other date as TFC and SHB shall agree.

                  (j) Common Share Price shall mean $5,129.07 per share of issued and outstanding SHB common stock, as the same may be adjusted to reflect new shares of common stock issued pursuant to Section 4.1(a)(ii) hereof, such that the Merger Consideration (as defined in Section 1.1(gg)) remains $30,200,000.

                  (k) Comptroller means the Comptroller of the Currency.

                  (l) DDS means the Department of State of the State of Delaware.

                  (m) DGCL means the Delaware General Corporation Law, as amended.

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                  (n) DIF means the Deposit Insurance Fund.

                  (o) Dissenting Shares means any shares of SHB Capital Stock that are issued and outstanding as of the Effective Date and that are held by a stockholder who has properly exercised his or her appraisal rights under applicable law.

                  (p) Effective Date means the date and time to be specified in the Certificate of Merger, to be filed on the Closing Date or as soon as practicable thereafter with the NYDS and in the Certificate of Merger, to be filed on the Closing Date with the DDS, which date shall be the Closing Date, or such later date and time as shall be specified as the effective date in the Certificate of Merger pursuant to the mutual agreement of TFC and SHB and in accordance with the DGCL and the NYBCL.

                  (q) Employee Retention Amount shall have the meaning set forth in Section 4.13(b) hereof.

                  (r) Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  (s) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  (t) ERISA Affiliate means any trade or business, whether or not incorporated, that together with SHB or TFC (and any of either company's Subsidiaries) would be deemed a "single employer" under Section 414 of the Code.

                  (u) ESOP means the Sleepy Hollow Bank Employee Stock Ownership Plan, dated January 1, 1991, as amended May 4, 2007.

                  (v) Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  (w) Exchange Agent means the designation of AST to effect the exchanges contemplated hereby.

                  (x) FDIA means the Federal Deposit Insurance Act, as amended.

                  (y) FDIC means the Federal Deposit Insurance Corporation.

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                  (z) FRB means the Federal Reserve Board.

                  (aa) GAAP means generally accepted accounting principles as in effect at the relevant date and which are applied on a consistent basis.

                  (bb) IRC or Code means the Internal Revenue Code of 1986, as amended.

                  (cc) IRS means the Internal Revenue Service.

                  (dd) Mahopac National Bank means The Mahopac National Bank, a national bank, all the outstanding capital stock of which is owned by TFC.

                  (ee) Material Adverse Effect means with respect to TFC or SHB, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (i) any change in the value of the respective investment and loan portfolios of TFC or SHB resulting from a change in interest rates generally,
   (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Deposit Insurance Fund, (iii) any business combination transaction or agreement to which TFC is a party that is approved by a majority of the TFC directors then in office so long as TFC continues as the surviving corporation, (iv) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby, (v) any change in general economic conditions affecting banks or their holding companies, (vi) changes resulting from expenses incurred in connection with this Agreement, (vii) any charge to earnings associated with SHB's Pension Plan and (viii) any information that is set forth on a disclosure schedule attached hereto.

                  (ff) Merger means the merger of the Merger Sub with and into SHB, with SHB surviving such merger, contemplated by this Agreement.

                  (gg) Merger Consideration means the aggregate sum of $30,200,000.00, which shall be allocated among the holders of SHB common stock as set forth in Section 1.3(c).

                  (hh) Merger Sub means TMP Mergeco, Inc., a Delaware corporation and a wholly-owned subsidiary of TFC.

                  (ii) National Bank Act means 12 USC Section 1, et seq.

                  (jj) NYBCL means the New York Business Corporation Law, as amended.

                  (kk) NYDS means the Department of State of the State of New York.

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                  (ll) NYSB means the Superintendent of Banking of the State of
   New York.

                  (mm) Old Certificate means the certificate formerly representing SHB Capital Stock (an "Old Certificate") prior to the Effective Date.

                  (nn) Person means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  (oo) Preferred Stock shall mean the Floating Rate Series A Noncumulative Redeemable Preferred Stock of SHB.

                  (pp) Proxy Statement means the proxy statement, together with any supplements thereto, to be sent to holders of SHB Capital Stock in connection with the transactions contemplated by this Agreement.

                  (qq) Regulatory Authority means any banking agency or department of any federal or state government, including, without limitation the FRB, the FDIC, the Comptroller, the NYSB or the respective staffs thereof.

                  (rr) Rights means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

                  (ss) SEC means the Securities and Exchange Commission.

                  (tt) Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  (uu) Securities Documents means all registration statements, schedules, statements, forms, reports, proxy materials and other documents required to be filed under the Securities Laws.

                  (vv) Securities Laws means the Securities Act and the Exchange Act.

                  (ww) Settlement Agreement shall have meaning set forth in
   Section 4.6(a) hereof.

                  (xx) Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

                  (yy) SHB means Sleepy Hollow Bancorp, Inc., a Delaware corporation.

                  (zz) SHB Board means the Board of Directors of SHB.

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                  (aaa) SHB Capital Stock means the common stock and the
   Floating Rate Series A Noncumulative Redeemable Preferred Stock of SHB described in Section 2.1.

                  (bbb) SHB Employees shall have the meaning set forth in
   Section 4.14 hereof.

                  (ccc) SHB Financials means (i) the consolidated financial statements of SHB as of September 30, 2007 and 2006 (unaudited) and for the three years ended December 31, 2006 (audited), and (ii) the unaudited interim and any audited annual consolidated financial statements of SHB as of each calendar quarter and year, respectively, included in any SHB or Sleepy Hollow Bank Regulatory Reports filed by SHB after September 30, 2007 and through the Closing Date.

                  (ddd) SHB Plan means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by SHB or by any trade or business, whether or not incorporated, that together with SHB or any of the SHB Subsidiaries would be deemed a "single employer" under Section 414 of the Code for the benefit of any employee or director or former employee or former director of SHB or any ERISA Affiliate of SHB.

                  (eee) SHB Regulatory Reports means the Call Reports, consolidated reports of condition and income, and accompanying schedules, filed by Sleepy Hollow Bank and any other prior SHB banking subsidiaries with any Regulatory Authority for each calendar quarter, beginning with the quarter ended December 31, 2006, through the Closing Date, as amended from time to time.

                  (fff) SHB Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by SHB, except any corporation the stock of which is held in the ordinary course of the lending activities of Sleepy Hollow Bank.

                  (ggg) Sleepy Hollow Bank means Sleepy Hollow Bank, a New York State chartered bank, all the outstanding common stock of which is owned by SHB.

                  (hhh) Superior Proposal means any unsolicited bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of SHB common stock then outstanding or all or substantially all of the assets of SHB and otherwise
   (i) on terms which the SHB Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to SHB's shareholders than the transaction contemplated by this Agreement, and (ii) that constitutes a transaction that, in the SHB

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   Board's good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

                  (iii) Surviving Corporation means, following the Effective Date, the entity resulting from the merger of Merger Sub with and into SHB.

                  (jjj) TFC means Tompkins Financial Corporation, a New York corporation.

                  (kkk) TFC Annual Report means in the TFC Annual Report on Form 10-K for the year ended December 31, 2006

                  (lll) TFC Common Stock has the meaning given to that term in
   Section 3.1 of this Agreement.

                  (mmm) TFC Financials means (i) the consolidated financial statements of TFC as of September 30, 2007 and 2006 (unaudited) and for the three years ended December 31, 2006 (audited), and (ii) the unaudited interim and any audited annual consolidated financial statements of TFC as of each calendar quarter and year, respectively, included in any Securities Documents filed by TFC or in any TFC Regulatory Reports filed by TFC after September 30, 2007 and through the Closing Date.

                  (nnn) TFC Plan means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by TFC or by any trade or business, whether or not incorporated, that together with TFC or any of the TFC Subsidiaries would be deemed a "single employer" under Section 414 of the Code for the benefit of any employee or director or former employee or former director of TFC or any ERISA Affiliate of TFC.

                  (ooo) TFC Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by TFC, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

            1.2 The Merger.

                  (a) On the Closing Date, the Closing will take place at 9:00 A.M., at the offices of TFC, unless another time and place are agreed to by the parties hereto, provided in any case that all conditions to Closing set forth in ARTICLE V have been satisfied or waived at or prior to Closing. At the Closing, SHB and TFC shall cause a Certificate of Merger to be duly executed and to be filed in the DDS and the NYDS as soon as practicable after the Closing.

                  (b) Subject to the terms and conditions of this Agreement, on the Effective Date, the Merger Sub will be merged with and into SHB in accordance with the

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   terms and conditions of this Agreement and of the DGCL. Following the
   Effective Date, the separate corporate existence of Merger Sub will cease and SHB will continue as the surviving corporation, and will succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

                  (c) The certificate of incorporation of the SHB, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of the SHB, as in effect immediately prior to the Effective Date, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (d) The directors of Merger Sub immediately prior to the Effective Date will be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors have been duly elected. The officers of Merger Sub immediately prior to the Effective Date will be the officers of the Surviving Corporation, until the earlier of their resignation or removal.

                  (e) On the effective date of the Bank Merger, the Board of Directors of Mahopac National Bank as the surviving corporation in the Bank Merger shall consist of those persons holding such office immediately prior to the effective date. Each such director shall hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of association and by-laws of Mahopac National Bank. On the effective date of the Bank Merger, the officers of Mahopac National Bank duly elected and holding office immediately prior to such effective date shall be the officers of Mahopac National Bank, as the surviving corporation in the Bank Merger, except for such other officers of Sleepy Hollow Bank as shall be designated as officers of Mahopac National Bank at TFC's election.

            1.3 Conversion of SHB Common Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Merger Sub or the Company:

                  (a) Each share of capital stock of Merger Sub that is outstanding immediately before the Effective Date shall be converted into and become one fully-paid and nonassessable share of SHB common stock.

                  (b) Each share of SHB common stock held by SHB as treasury stock immediately prior to the Effective Date shall be cancelled, and no payment shall be made in respect thereof.

                  (c) Subject to Section 1.3(e) hereof, each share of issued and outstanding SHB common stock shall be cancelled and, at the Effective Date, shall be converted into the right to receive the Common Share Price, payable to the holder thereof in cash, without any interest thereon, upon surrender of the certificate representing such issued and outstanding share.

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                  (d) Following the Effective Date, all shares of SHB common stock shall no longer be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such share shall cease to have any rights with respect thereto, except the right to receive, for each share of SHB common stock held as of the Effective Date, the Common Share Price; provided that this shall not affect the rights of holders of SHB common stock who have perfected their right to dissent from the Merger under applicable law.

                  (e) Notwithstanding any other provision contained in this Agreement, no Dissenting Shares shall be cancelled pursuant to this Section
   1.3 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under applicable law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of applicable law. If any holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of SHB common stock shall thereupon be deemed to have been cancelled and to have become, as of the Effective Date, the right to receive the Common Share Price, as applicable.

            1.4 Surrender of SHB Common Stock Certificates.

                  (a) Upon closing, TFC will deliver to the Exchange Agent the full amount of cash to be paid to holders of SHB common stock for payment in accordance with Section 1.3(c) of this Agreement.

                  (b) If any payment is to be issued to a SHB stockholder with a name other than that in which the certificate formerly representing SHB common stock and surrendered for cancellation was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                  (c) In the event that any Old Certificates have not been surrendered for cancellation in accordance with this Agreement on or before the second anniversary of the Effective Date, TFC may at any time thereafter, with or without notice to the holders of record of such Old Certificates, direct the Exchange Agent to release back to TFC the Common Share Price for each unsurrendered share. From and after any such release of funds back to TFC, the sole right of the holders of the unsurrendered Old Certificates shall be the right to collect the net Common Share Price from TFC for their respective accounts in connection with such unsurrendered certificates, and such holders shall not be entitled to receive any interest on funds held by TFC representing payment for the unsurrendered shares.

                  (d) If any Old Certificates are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed Common Share Prices represented by such certificates shall, to the extent permitted by abandoned property and any other applicable law, become the property of TFC, free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither TFC nor its agents or any other person shall be liable to any former holder of SHB common stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) Within three days after the Effective Date, the Exchange Agent shall mail to each holder of one or more certificates formerly representing SHB common stock a notice specifying the Effective Date and notifying such holder to surrender his, her or its certificate or certificates to the Exchange Agent for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of SHB.

            1.5 Preferred Stock. The Preferred Stock will remain issued and outstanding through and after the Effective Date. Holders of Preferred Stock will be provided with appropriate notice of their right to appraisal in accordance with the DGCL.

            1.6 The Bank Merger. TFC and SHB shall use their best efforts to cause Sleepy Hollow Bank to merge with and into Mahopac National Bank, with Mahopac National Bank surviving such merger, concurrently with or as soon as practicable after the Effective Date. Concurrently with, or as soon as practical after, the execution and delivery of this Agreement, TFC shall cause Mahopac National Bank, and SHB shall cause Sleepy Hollow Bank, to execute and deliver the Bank Plan of Merger, in substantially the form attached hereto as Exhibit 1, and any subsequent amendments thereof as shall be deemed necessary or advisable by TFC to comply with all applicable regulatory requirements.

            1.7 Structure. Notwithstanding any provision of this Agreement to the contrary, TFC may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse federal or state income tax consequences to any of the stockholders, directors or officers of SHB as a result of such modification, (ii) the Common Share Price is not thereby changed or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, and (v) it does not diminish the benefits of any officer, director or employee of SHB pursuant to this Agreement or any separate agreement contemplated hereby.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF SHB

      SHB hereby represents and warrants to TFC as follows:

            2.1 Capital Structure of SHB. The authorized common stock of SHB consists of 20,000 shares of common stock, par value $100 per share, of which, as of the date hereof, 5,888 shares are issued and outstanding and 242 shares are held in treasury. The authorized preferred stock of SHB consists of 10,000 shares of series preferred stock, par value $1.00 per share, of which 5,000 shares have been designated Floating Rate Series A Noncumulative Redeemable Preferred Stock and all of which shares, as of the date hereof, are issued and outstanding. No other shares of SHB preferred stock have been designated. As of the date hereof, no shares of SHB Capital Stock are reserved for issuance, and no other shares of preferred stock have been designated or issued. All outstanding shares of SHB Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Other than the ESOP, SHB does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the SHB Capital Stock. None of the shares of SHB Capital Stock has been issued in violation of the preemptive rights of any person.

            2.2 Organization, Standing and Authority of SHB. SHB is a duly organized corporation, validly existing and in good standing under the laws of Delaware with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on SHB. SHB is registered as a bank holding company under the BHC Act.

            2.3 Ownership of SHB Subsidiaries; Capital Structure of SHB Subsidiaries. Except as set forth on Schedule 2.3 hereto, SHB does not own, directly or indirectly, 5% or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization; and, with respect to Sleepy Hollow Bank, SHB owns 83 shares of common stock of Sleepy Hollow Bank, constituting 100% of all of the outstanding capital stock of Sleepy Hollow Bank. The outstanding shares of capital stock or other equity interests of Sleepy Hollow Bank have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable and all such shares or equity interests are directly or indirectly owned by SHB free and clear of all liens, claims and encumbrances. Sleepy Hollow Bank is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock or other equity interests of Sleepy Hollow Bank and there are no agreements, understandings or commitments relating to the right of SHB to vote or to dispose of said shares. None of the shares of capital stock or other equity interests of Sleepy Hollow Bank has been issued in violation of the preemptive rights of any person.

            2.4 Organization, Standing and Authority of Sleepy Hollow Bank. Sleepy Hollow Bank (i) is a commercial bank organized, validly existing and in good standing under the laws of the State of New York, (ii) has full power and authority to carry on its business as now conducted, and (iii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where failure to be so licensed or qualified would not have a Material Adverse Effect on SHB. Sleepy Hollow Bank has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on SHB. Sleepy Hollow Bank is a member in good standing of the Federal Home Loan Bank of New York and it owns the requisite amount of shares therein. Eligible deposits issued by Sleepy Hollow Bank are insured by the FDIC through the Deposit Insurance Fund to the full extent permitted under applicable law.

            2.5 Authorized and Effective Agreement.

                  (a) SHB has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SHB, except that the affirmative vote of the holders of greater than 50% of the outstanding shares of SHB common stock entitled to vote thereon is required to adopt this Agreement pursuant to the DGCL and SHB's certificate of incorporation, as amended, and SHB's by-laws, each as in effect on the date of this Agreement, and the vote of the holders of SHB Floating Rate Series A Noncumulative Redeemable Preferred Stock entitled to vote thereon is not required to adopt this Agreement pursuant to the Certificate of Designation of such shares, the DGCL and SHB's certificate of incorporation, as amended, and SHB's by-laws, each as in effect on the date of this Agreement. The Board of Directors of SHB has directed that this Agreement be submitted to SHB's stockholders for approval at a special meeting to be held as soon as practicable.

                  (b) Assuming the accuracy of the representation contained in
   Section 3.5(b) hereof, this Agreement constitutes legal, valid and binding obligations of SHB, enforceable against it in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by SHB with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of SHB or Sleepy Hollow Bank,
   (ii) assuming the consents and approvals contemplated by Section 4.4 hereof are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of SHB or Sleepy Hollow Bank pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.4 hereof and the consents and approvals are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to SHB or Sleepy Hollow Bank.

                  (d) Other than as contemplated by Section 4.4 hereof and as set forth on Schedule 2.5(d), no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by SHB or Sleepy Hollow Bank on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Bank Plan of Merger or the consummation of the transactions contemplated hereby or thereby. Neither SHB nor Sleepy Hollow Bank is aware of any reason why the conditions set forth in Section

   5.2 of this Agreement will not be satisfied without undue delay and without the imposition of any condition or requirement of the type referred to in the provisions thereof.

            2.6 Regulatory Filings. SHB and Sleepy Hollow Bank have filed all reports required by statute or regulation to be filed with any Regulatory Agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact.

            2.7 Financials; Books and Records; Minute Books. SHB has previously delivered to TFC the SHB Regulatory Reports and the SHB Financials, all of which fairly present in all material respects, the consolidated financial position of SHB and Sleepy Hollow Bank as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and, in the case of the audited financial statements, cash flows of SHB and Sleepy Hollow Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP or regulatory accounting principles, as applicable. The SHB Financials, included with the SHB Regulatory Reports after the date of this Agreement will fairly present in all material respects, the consolidated financial position of SHB and Sleepy Hollow Bank as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and, in the case of the audited financial statements, cash flows of SHB and Sleepy Hollow Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP or regulatory accounting principles, as applicable, applied on a consistent basis. The books and records of SHB and Sleepy Hollow Bank fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of SHB and Sleepy Hollow Bank contain records which are accurate in all material respects of all corporate actions of each of their respective stockholders and board of directors (including committees of their respective board of directors) set forth therein.

            2.8 Material Adverse Change. Since June 30, 2007 to the date hereof, SHB has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to SHB.

            2.9 Absence of Undisclosed Liabilities. Neither SHB nor Sleepy Hollow Bank has any liability (contingent or otherwise), excluding contractually assumed contingencies of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP, except (i) as disclosed in the SHB Regulatory Reports, SHB Financial Statements or as provided to TFC in connection with its due diligence inquiry, (ii) for liabilities incurred in the ordinary course of business subsequent to the date hereof, (iii) for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) as set forth on Schedule 2.9.

            2.10 Properties. Except as set forth on Schedule 2.10, SHB and Sleepy Hollow Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of SHB and Sleepy Hollow Bank taken as a whole, and which are reflected on the SHB Financials, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business and
(v) except as set forth in the SHB Regulatory Reports or SHB Financials. All leases pursuant to which SHB or Sleepy Hollow Bank, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of SHB and Sleepy Hollow Bank taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on SHB.

            2.11 Loans. Each loan reflected as an asset in the SHB Financials as of September 30, 2007 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on SHB.

            2.12 Allowance for Loan Losses. The allowance for loan losses reflected on the SHB Financials, as of September 30, 2007 is (a) to the best of SHB's knowledge, adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off and on loans outstanding, and (b) to the best of SHB's knowledge, in all material respects consistent with the requirements of GAAP to provide for the reasonably anticipated losses with respect to SHB's loan portfolio based upon information reasonably available at the time.

            2.13 Tax Matters.

                  (a) SHB and Sleepy Hollow Bank have timely filed federal income tax returns for the five years ended through December 31, 2006 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to SHB or Sleepy Hollow Bank. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and such reserves are reflected on the SHB Financials, and as of the Closing Date, all taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as set forth on Schedule 2.13(b), no material (i) audit examination, (ii) deficiency, or (iii) refund litigation with respect to such returns or periods has been proposed, asserted or assessed or is pending. To the best of their knowledge, neither SHB nor Sleepy Hollow Bank will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

                  (b) Except as set forth on Schedule 2.13(b), all federal, state and local (and, if applicable, foreign) tax returns filed by SHB and each SHB Subsidiary since December 31, 2001 are complete and accurate in all material respects. Neither SHB nor Sleepy Hollow Bank is delinquent in the payment of any material tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against SHB or Sleepy Hollow Bank which have not been settled and paid. There are currently no agreements in effect with respect to SHB or Sleepy Hollow Bank to extend the period of limitations for the assessment or collection of any tax.

                  (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of SHB or Sleepy Hollow Bank prior to or following consummation of the transactions contemplated hereby could result in SHB or Sleepy Hollow Bank making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

                  (d) Except as set forth on Schedule 2.13(d), neither SHB nor Sleepy Hollow Bank is a party to any agreement providing for the allocation or sharing of, or indemnification for, taxes.

                  (e) Neither SHB nor Sleepy Hollow Bank is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

                  (f) Except as set forth on Schedule 2.13(f), neither SHB nor Sleepy Hollow Bank has entered into any agreement with any taxing authority that will bind TFC or an affiliate thereof after the Closing Date.

                  (g) For purposes of this Section 2.13, references to SHB and Sleepy Hollow Bank shall include predecessors thereof.

            2.14 Employee Benefit Plans

                  (a) Schedule 2.14(a) hereto sets forth a true and complete list of (a) each employment agreement or change in control agreement (whether written or oral) SHB or Sleepy Hollow Bank has entered into with any employee, director or officer of SHB or Sleepy Hollow Bank and (b) each SHB Plan.

                  (b) Except as set forth on Schedule 2.14(b), with respect to each of the SHB Plans, SHB has made available to TFC true and complete copies of each of the following documents: (a) the SHB Plan and related documents (including all amendments thereto); (b) the most recent annual reports, Financials, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such SHB Plan; and (d) the most recent determination letter received from the IRS with respect to each SHB Plan that is intended to be qualified under the Code.

                  (c) No liability under Title IV of ERISA has been incurred by SHB or any ERISA Affiliate of SHB since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to SHB or any ERISA Affiliate of SHB of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

                  (d) Neither SHB nor any ERISA Affiliate of SHB, nor any of the SHB Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which SHB or any ERISA Affiliate of SHB could, either directly or indirectly, incur a material liability or cost.

                  (e) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that SHB or any ERISA Affiliate of SHB is required to pay under Section 412 of the Code or under the terms of the SHB Plans.

                  (f) Except as set forth on Schedule 2.14(f), there has been no Material Adverse Effect in the funded status of any SHB Plan that is subject to Title IV of ERISA since the inception of such SHB Plan. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any SHB Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

                  (g) None of the SHB Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                  (h) Except as set forth on Schedule 2.14(h), a favorable determination letter has been issued by the Internal Revenue Service with respect to the each of the SHB Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such SHB Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each of the SHB Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. To the best of our knowledge, each of the SHB Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                  (i) There are no actions, suits or claims pending, or, to the knowledge of SHB, threatened (other than routine claims for benefits) against any SHB Plan, the assets of any SHB Plan or against SHB or any ERISA Affiliate of SHB with respect to any SHB Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any SHB Plan or any fiduciary thereof (other than rules of general applicability). To the knowledge of SHB, there are no pending or threatened audits, examinations or investigations by any governmental body, commission or agency involving any SHB Plan.

                  (j) Except as contemplated by this Agreement and as set forth on Schedule 2.14(j), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of SHB or any ERISA Affiliate of SHB to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director, (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director, or (iv) result in a "change in control" or the occurrence of any other event specified in the agreements which would entitle any party to such agreements to any payment thereunder.

                  (k) Each SHB Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or
   Section 4980B of the Code ("COBRA") has been administered in material compliance with such requirements.

            2.15 Certain Contracts.

                  (a) Except as disclosed on Schedule 2.15, neither SHB nor Sleepy Hollow Bank is a party to, or is bound by, (i) any material contract as defined in Item 601(b)(10) of Regulation S-K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of Sleepy Hollow Bank) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by SHB or Sleepy Hollow Bank or the guarantee by SHB or Sleepy Hollow Bank of any such obligation, other than instruments relating to transactions entered into in the customary course,
   (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was formerly a director or executive officer or the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union.

                  (b) Neither SHB nor Sleepy Hollow Bank is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on SHB.

            2.16 Legal Proceedings. Except as set forth on Schedule 2.16, there are no actions, suits or proceedings instituted, pending or, to the knowledge of SHB or Sleepy Hollow Bank, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against SHB or Sleepy Hollow Bank or against any asset, interest or right of SHB or Sleepy Hollow Bank as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on SHB. To the knowledge of SHB or Sleepy Hollow Bank, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on SHB. There are no actions, suits or proceedings instituted, pending or, to the knowledge of SHB or Sleepy Hollow Bank, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or former director or officer of SHB or Sleepy Hollow Bank, that might give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on SHB.

            2.17 Compliance With Laws. Except as set forth on Schedule 2.17, SHB and each SHB Subsidiary is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither SHB nor Sleepy Hollow Bank has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on SHB. Neither SHB nor Sleepy Hollow Bank is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on SHB, and none of them has received any communication requesting that they enter into any of the foregoing.

            2.18 Labor Matters. With respect to their employees, neither SHB nor Sleepy Hollow Bank is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. SHB and the SHB Subsidiaries have not experienced any attempt by organized labor or its representatives to make SHB or Sleepy Hollow Bank conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of SHB or Sleepy Hollow Bank. There is no unfair labor practice charge or other complaint by any employee or former employee of SHB or Sleepy Hollow Bank against any of them pending before any governmental agency arising out of SHB's or such SHB Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on SHB; there is no labor strike or labor disturbance pending or threatened against any of them; and neither SHB nor Sleepy Hollow Bank has experienced a work stoppage or other labor difficulty.

            2.19 Brokers and Finders. Neither SHB nor Sleepy Hollow Bank, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Bank Plan of Merger, except for SHB's retention of Sandler O'Neill + Partners, L.P. to perform certain financial advisory services. Prior to the execution and delivery of this Agreement, Sandler O'Neill + Partners, L.P. has delivered to the Board of Directors of SHB an opinion that the Common Share Price is fair from a financial point of view to the stockholders of SHB.

            2.20 Insurance. SHB and the SHB Subsidiaries each currently maintains insurance in amounts considered by SHB and Sleepy Hollow Bank, as applicable, to be reasonably necessary for their operations. Since December 31, 2006, Neither SHB nor Sleepy Hollow Bank has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither SHB nor Sleepy Hollow Bank has been refused any insurance coverage sought or applied for, and, except as set forth on Schedule 2.20, SHB has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of SHB or Sleepy Hollow Bank. Schedule 2.20 hereto sets forth all currently outstanding claims against SHB or Sleepy Hollow Bank under any insurance policy. The deposits of Sleepy Hollow Bank are insured by the FDIC in accordance with the FDIA, and Sleepy Hollow Bank has paid all assessments and filed all reports required by the FDIA.

            2.21 Environmental Liability. Neither SHB nor Sleepy Hollow Bank has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of SHB and the Sleepy Hollow Bank, there is no governmental investigation of any nature ongoing, in each case that could reasonably be expected to result in the imposition, on SHB or Sleepy Hollow Bank of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability would have a Material Adverse Effect on SHB; to the best knowledge of SHB, there are no facts or circumstances which could reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither SHB nor Sleepy Hollow Bank is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

            2.22 Administration of Trust Accounts. Sleepy Hollow Bank has properly administered all common trust funds and collective investment funds and all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on SHB. Neither SHB, Sleepy Hollow Bank, nor any director, officer or employee of SHB or Sleepy Hollow Bank acting on behalf of SHB or Sleepy Hollow Bank, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on SHB.

            2.23 Intellectual Property. Except as set forth on Schedule 2.23 hereto, SHB or Sleepy Hollow Bank own the entire right, title and interest in and to, or has valid licenses or otherwise has the required legal rights with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of SHB and Sleepy Hollow Bank as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment. Upon consummation of the transactions contemplated by this Agreement, TFC and the TFC Subsidiaries will be entitled to continue to use all such Intellectual Property, without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by SHB or Sleepy Hollow Bank in previously disclosed amounts consistent with past practice).

            2.24 Anti-Takeover Provisions. No "Business Combination," "Moratorium," "Control Share" or other state anti-takeover statute or regulation, (i) applies to the Merger or the Agreement, (ii) prohibits or restricts the ability of SHB or Sleepy Hollow Bank to perform their respective obligations under this Agreement, or their respective ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement or the Merger, hereof or thereof, or (iv) would subject TFC or any TFC Subsidiary to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or the Merger.

            2.25 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between SHB or Sleepy Hollow Bank and any officer, director or employee of SHB or Sleepy Hollow Bank conform in all material respects to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in
Schedule 2.25, no officer, director or employee of SHB or Sleepy Hollow Bank has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of SHB or Sleepy Hollow Bank.

            2.26 Registration Obligations. Neither SHB nor any SHB Subsidiaries are under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under any of the Securities Laws.

            2.27 Derivative Transactions. Neither SHB nor any of its Subsidiaries has entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchanges agreement or other derivative instruments, except in connection with the sale of newly originated mortgage loans and as set forth in SHB's Regulatory Reports.

            2.28 Internal Financial Controls.

                  (a) SHB maintains for itself and its Subsidiaries a standard system of accounting established and administered in accordance with GAAP.

                  (b) Since December 31, 2006, (i) none of SHB, its Subsidiaries, or any director or officer, or, to the knowledge SHB, any employee, accountant or auditor of SHB or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices and procedures of SHB or any of its Subsidiaries or their respective internal accounting controls and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the board of directors or any committee thereof.

                  (c) Since December 31, 2001, no attorney representing SHB or any of its Subsidiaries, whether or not employed by SHB or any subsidiary has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by SHB or any Subsidiary or any of their respective officers, directors, employees or agents to the board of directors of SBH or any Subsidiary, to any committee thereof or to any director or officer of the SHB or any Subsidiary.

                  (d) To the knowledge of SHB, no employee of SHB or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law. To the knowledge of SHB, none of SHB, the Subsidiaries, nor any officer, employee, contractor, subcontractor or agent of SHB or any Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of SHB or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

            2.29 Certain Bank Regulatory Matters. Except as set forth in
Schedule 2.29, SHB is not aware of, has not been advised of, and has no reason to believe in the existence of any facts or circumstances which would cause it or any of its Subsidiaries to be deemed to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the "Bank Secrecy Act"), the US Patriot Act of 2001 and the regulations promulgated thereunder, as amended (the "Patriot Act"), the laws and regulations promulgated and administered by the Office of Foreign Asset Control ("OFAC"), any order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury's Financial Crimes Enforcement Network ("FinCEN"), any order issued by OFAC, or any other applicable anti-money laundering laws; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification laws, including, without limitation, Title V of the Gramm Leach Bliley Act and the provisions of the information security program adopted pursuant to 12 C.F.R.
Part 40. SHB is not aware of any facts or circumstances which would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third person in a manner which would cause it or any of its Subsidiaries to undertake any remedial action. SHB or Sleepy Hollow Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification and verification procedures that comply with all applicable laws.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF TFC

      TFC and Merger Sub hereby represent and warrant to SHB as follows:

            3.1 Capital Structure of TFC. The authorized capital stock of TFC consists of 15,000,000 shares of common stock, par value $0.10 per share ("TFC Common Stock"), of which, as of September 30, 2007, 9,612,681 shares were issued and 69,272 shares were held in treasury. As of December 31, 2006, no shares of TFC Common Stock are reserved for issuance, except that 456,749 shares of TFC Common Stock are reserved for future grants under the 2001 Tompkins Trustco, Inc. Stock Option Plan and, as of the date hereof, 71,480 shares of TFC Common Stock have been granted but not yet exercised under the 2001 Tompkins Trustco, Inc. Stock Option Plan. All outstanding shares of TFC capital stock have been duly authorized and validly issued and are fully paid and (except as provided by applicable law) nonassessable. None of the shares of TFC's capital stock has been issued in violation of the preemptive rights of any person.

            3.2 Organization, Standing and Authority of TFC. Each of TFC and Merger Sub is a duly organized corporation, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on TFC. TFC is registered as a financial holding company under the BHC Act.

            3.3 Ownership of TFC Subsidiaries; Capital Structure of TFC Subsidiaries. TFC has no Subsidiary other than Merger Sub and those Subsidiaries disclosed in the TFC Annual Report other than certain Subsidiaries not deemed significant under the SEC's Regulation S-X. The outstanding shares of capital stock of the TFC Subsidiaries, including Merger Sub, have been duly authorized and validly issued and are fully paid and (except as provided in 12 U.S.C. Section 55 or Section 114 of the New York Banking Law) nonassessable and all such shares are directly or indirectly owned by TFC free and clear of all liens, claims and encumbrances. Except as disclosed in the Securities Documents, no TFC Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any TFC Subsidiary and there are no agreements, understandings or commitments relating to the right of TFC to vote or to dispose of said shares. None of the shares of capital stock of any TFC Subsidiary has been issued in violation of the preemptive rights of any person.

            3.4 Organization, Standing and Authority of TFC Subsidiaries. Each TFC Subsidiary is a duly organized corporation or banking corporation, or other legal business entity, validly existing and in good standing under applicable laws. Each TFC Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on TFC. Each TFC Subsidiary has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so authorized would not have a Material Adverse Effect on TFC. Mahopac National Bank is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of shares therein. All eligible deposits issued by Mahopac National Bank are insured by the FDIC through the Bank Insurance Fund to the full extent permitted under applicable law.

            3.5 Authorized and Effective Agreement

                  (a) TFC and Merger Sub have all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Bank Plan of Merger. The execution and delivery of this Agreement and the Bank Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TFC and Merger Sub. The Boards of Directors of TFC and Merger Sub have directed that TFC and Merger Sub enter into this Agreement and the Bank Plan of Merger.

                  (b) Assuming the accuracy of the representation contained in
   Section 2.5(b) hereof, this Agreement and the Bank Plan of Merger constitute legal, valid and binding obligations of TFC and Merger Sub enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery of this Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by TFC and Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or association, charter or bylaws of TFC or any TFC Subsidiary, (ii) assuming the consents and approvals contemplated by Section 4.4 hereof are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of TFC or any TFC Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 4.4 hereof are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to TFC or any TFC Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on TFC.

                  (d) Except for approvals contemplated by Section 4.4 hereof, and except as expressly referred to in this Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by TFC or any TFC Subsidiary on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby. Neither TFC nor any of the TFC Subsidiaries is aware of any reason why the conditions set forth in Section 5.1 of this Agreement will not be satisfied without undue delay and without the imposition of any condition or requirement of the type referred to in the provisions thereof.

            3.6 Compliance with Laws. Each of TFC and the TFC Subsidiaries is in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and none of them has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on TFC. None of TFC or any TFC Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on TFC, and none of them has received any communication requesting that they enter into any of the foregoing.

            3.7 Regulatory Filings. TFC and Mahopac National Bank have filed all reports required by statute or regulation to be filed with any Regulatory Agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact.

            3.8 Financials; Books and Records; Minute Books. TFC has previously delivered to SHB the TFC Financials, all of which fairly present in all material respects, the consolidated financial position of TFC and Mahopac National Bank as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and, in the case of the audited financial statements, cash flows of TFC and Mahopac National Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP or regulatory accounting principles, as applicable. The TFC Financials after the date of this Agreement will fairly present in all material respects the consolidated financial position of TFC and Mahopac National Bank as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and, in the case of the audited financial statements, cash flows of TFC and Mahopac National Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP or regulatory accounting principles, as applicable, applied on a consistent basis, except in each case as may be noted therein, and subject to normal year end adjustments and as permitted by Form 10-Q in the case of unaudited statements. The books and records of TFC and Mahopac National Bank fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of TFC and Mahopac National Bank contain records which are accurate in all material respects of all corporate actions of each of their respective stockholders and board of directors (including committees of their respective board of directors) set forth therein.

            3.9 Material Adverse Change. Since June 30, 2007 to the date hereof, TFC has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business which individually or in the aggregate with any other such changes would constitute a Material Adverse Effect with respect to TFC.

            3.10 Absence of Undisclosed Liabilities. Neither TFC nor Mahopac National Bank has any liability (contingent or otherwise), excluding contractually assumed contingencies of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP, except (i) as disclosed in the TFC Financials or as provided to SHB in connection with its due diligence inquiry, (ii) for liabilities incurred in the ordinary course of business subsequent to the date hereof, or (iii) for liabilities incurred in connection with this Agreement and the transactions contemplated hereby.

            3.11 Properties. TFC and Mahopac National Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of TFC and Mahopac National Bank taken as a whole, and which are reflected on the TFC Financials, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business and
(v) except as set forth in the TFC Financials. All leases pursuant to which TFC or Mahopac National Bank, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of TFC and Mahopac National Bank taken as a whole are valid and enforceable in accordance with their respective terms except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on TFC.

            3.12 Tax Matters.

                  (a) TFC and Mahopac National Bank have timely filed federal income tax returns for the five years ended through December 31, 2006 and have timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under Sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under Section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to TFC or Mahopac National Bank. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes and such reserves are reflected on the TFC Financials, and as of the Closing Date, all taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. No material (i) audit examination, (ii) deficiency, or (iii) refund litigation with respect to such returns or periods has been proposed, asserted or assessed or is pending. To the best of their knowledge, neither TFC nor Mahopac National Bank will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

                  (b) All federal, state and local (and, if applicable, foreign) tax returns filed by TFC and each TFC Subsidiary since December 31, 2001 are complete and accurate in all material respects. Neither TFC nor Mahopac National Bank is delinquent in the payment of any material tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against TFC or Mahopac National Bank which have not been settled and paid. There are currently no agreements in effect with respect to TFC or Mahopac National Bank to extend the period of limitations for the assessment or collection of any tax.

                  (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of TFC or Mahopac National Bank prior to or following consummation of the transactions contemplated hereby could result in TFC or Mahopac National Bank making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

                  (d) Neither TFC nor Mahopac National Bank is a party to any agreement providing for the allocation or sharing of, or indemnification for, taxes.

                  (e) Neither TFC nor Mahopac National Bank is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

                  (f) Neither TFC nor Mahopac National Bank has entered into any agreement with any taxing authority that will bind TFC or an affiliate thereof after the Closing Date.

                  (g) For purposes of this Section 3.12, references to TFC and Mahopac National Bank shall include predecessors thereof.

            3.13 Labor Matters. With respect to their employees, neither TFC nor Mahopac National Bank is a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. TFC and the TFC Subsidiaries have not experienced any attempt by organized labor or its representatives to make TFC or Mahopac National Bank conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of TFC or Mahopac National Bank. There is no unfair labor practice charge or other complaint by any employee or former employee of TFC or Mahopac National Bank against any of them pending before any governmental agency arising out of TFC's or such TFC Subsidiary's activities, which charge or complaint (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on TFC; there is no labor strike or labor disturbance pending or threatened against any of them; and neither TFC nor Mahopac National Bank has experienced a work stoppage or other labor difficulty.

            3.14 Legal Proceedings. There are no actions, suits or proceedings instituted, pending or, to the knowledge of TFC or Mahopac National Bank, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against TFC or Mahopac National Bank or against any asset, interest or right of TFC or Mahopac National Bank as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on TFC. To the knowledge of TFC or Mahopac National Bank, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on TFC. There are no actions, suits or proceedings instituted, pending or, to the knowledge of TFC or Mahopac National Bank, threatened (or unasserted but considered probable of assertion and which if asserted would be reasonably expected to have an unfavorable outcome) against any present or former director or officer of TFC or Mahopac National Bank, that might give rise to a claim for indemnification and that (i) has a reasonable probability of an unfavorable outcome and (ii) in the event of an unfavorable outcome, would, individually or in the aggregate, have a Material Adverse Effect on TFC.

            3.15 Compliance With Laws. TFC and Mahopac National Bank are in compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither TFC nor Mahopac National Bank has received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations, except for such noncompliance, violations, revocations and restrictions which would not, individually or in the aggregate, have a Material Adverse Effect on TFC. Neither TFC nor Mahopac National Bank is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which could be reasonably anticipated to have a Material Adverse Effect on TFC, and none of them has received any communication requesting that they enter into any of the foregoing.

            3.16 Brokers and Finders. Neither TFC nor Mahopac National Bank, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Bank Plan of Merger.

            3.17 Insurance. TFC and Mahopac National Bank each currently maintains insurance in amounts considered by TFC and Mahopac National Bank, as applicable, to be reasonably necessary for their operations. Since December 31, 2006, neither TFC nor Mahopac National Bank has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither TFC nor Mahopac National Bank has been refused any insurance coverage sought or applied for and TFC has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of TFC or Mahopac National Bank. The deposits of Mahopac National Bank are insured by the FDIC in accordance with the FDIA, and Mahopac National Bank has paid all assessments and filed all reports required by the FDIA.

            3.18 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between TFC or Mahopac National Bank and any officer, director or employee of TFC or Mahopac National Bank conform in all material respects to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into.

            3.19 Internal Financial Controls.

                  (a) TFC maintains for itself and its Subsidiaries a standard system of accounting established and administered in accordance with GAAP.

                  (b) Since December 31, 2006, (i) none of TFC, its Subsidiaries, or any director or officer, or, to the knowledge TFC, any employee, accountant or auditor of TFC or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices and procedures of TFC or any of its Subsidiaries or their respective internal accounting controls and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the board of directors or any committee thereof.

                  (c) Since December 31, 2001, no attorney representing TFC or any of its Subsidiaries, whether or not employed by TFC or any subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by TFC or any Subsidiary or any of their respective officers, directors, employees or agents to the board of directors of TFC or any Subsidiary, or to any committee thereof.

                  (d) To the knowledge of TFC, no employee of TFC or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law. To the knowledge of TFC, none of TFC, the Subsidiaries, nor any officer, employee, contractor, subcontractor or agent of TFC or any Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of TFC or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

            3.20 Certain Bank Regulatory Matters. TFC is not aware of, has not been advised of, and has no reason to believe in the existence of any facts or circumstances which would cause it or any of its Subsidiaries to be deemed to be
(i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the "Bank Secrecy Act"), the US Patriot Act of 2001 and the regulations promulgated thereunder, as amended (the "Patriot Act"), the laws and regulations promulgated and administered by the Office of Foreign Asset Control ("OFAC"), any order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury's Financial Crimes Enforcement Network ("FinCEN"), any order issued by OFAC, or any other applicable anti-money laundering laws; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification laws, including, without limitation, Title V of the Gramm Leach Bliley Act and the provisions of the information security program adopted pursuant to 12 C.F.R. Part 40. TFC is not aware of any facts or circumstances which would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third person in a manner which would cause it or any of its Subsidiaries to undertake any remedial action. TFC or Mahopac National Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification and verification procedures that comply with all applicable laws.

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

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

            4.1 Conduct of SHB Business.

                  (a) From the date of this Agreement to the Effective Date, SHB and each SHB Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of TFC. SHB will use commercially reasonable efforts, and will cause Sleepy Hollow Bank to use commercially reasonable efforts, to (i) preserve its business, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of SHB and SHB Subsidiaries and others with whom business relationships exist. From the date hereof to the Effective Date, except as otherwise consented to or approved by TFC in writing or as permitted or required by this Agreement or as set forth in the Schedules hereto, SHB will not, and SHB will not permit any SHB Subsidiary to:

                        (i) change any provision of its articles of incorporation or by-laws;

                        (ii) change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except for (i) quarterly declaration and payment of dividends on the Preferred Stock and (ii) the issuance of shares of capital stock for amounts not to exceed the dividends referred to in clause (i), and the quarterly interest payments to be made on SHB's Junior Subordinated Note due 2033.

                        (iii) grant any severance or termination pay (other than pursuant to policies, written agreements or practices of SHB or SHB Subsidiaries in effect on the date hereof and provided to TFC prior to the date hereof) to, or enter into or amend any employment agreement with, or increase the compensation of, any employee, officer or director of SHB or any SHB Subsidiary except for routine periodic increases, individually and in the aggregate, in accordance with past practice or hire any employee other than the hiring of at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business;

                        (iv) merge or consolidate SHB or any SHB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of SHB or any SHB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of another person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any SHB Subsidiary and any other parties; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any SHB Subsidiary of its certificate of authority to maintain or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (v) sell or otherwise dispose of the capital stock of Sleepy Hollow Bank or sell or otherwise dispose of any asset of SHB or of any SHB Subsidiary, subject any asset of SHB or of any SHB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, SHB acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; modify in any material way the manner in which SHB or any SHB Subsidiary has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (vi) take any action which would result in any of the representations and warranties of SHB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in ARTICLE V hereof not being satisfied;

                        (vii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which SHB or any SHB Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                        (viii) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or as are required under applicable law, except that SHB may take any steps necessary in connection with the termination of its defined benefit pension plan;

                        (ix) compromise, extend or restructure any loan with an unpaid principal balance exceeding $250,000;

                        (x) sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

                        (xi) purchase any security for its investment portfolio not rated "AAA" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. except as provided in, and in conformity with, SHB investment policy;

                        (xii) except consistent with past practice, make any loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any Affiliate or compromise, extend, renew or modify any such commitment outstanding;

                        (xiii) except consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate;

                        (xiv) enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at the date hereof;

                        (xv) change its accounting method, practice or principles of accounting except as may be required by GAAP or by a Regulatory Authority; or,

                        (xvi) agree to do any of the foregoing.

      For purposes of this Section 4.1 it shall not be considered in the ordinary course of business for SHB or any SHB Subsidiary to do any of the following (i) make any capital expenditure of more than $50,000, individually, or $100,000 in the aggregate, without the prior written consent of TFC; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets, including other real estate owned ("OREO") having a book or market value, whichever is greater, of more than $50,000 individually, or $100,000 in the aggregate, other than a pledge of assets to secure government deposits, the exercise of trust powers, sale of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in investment securities by a SHB Subsidiary or repurchase agreements made, in each case, in the ordinary course of business, or except for the disposal of SHB owned automobiles to certain officers as contemplated by this Agreement and the transactions contemplated thereby; or
(iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving payment by SHB or any SHB Subsidiary of more than $50,000 individually, or $100,000 in the aggregate, or containing a material financial commitment and extending beyond 4 months from the date hereof.

            4.2 Ossining and Palisade Branches. The parties will cooperate in making arrangements, mutually satisfactory to the parties, with respect to the operations of both the Ossining branch and Palisade branch of Sleepy Hollow Bank, it being agreed that any lease agreement, extension or termination shall be subject to the written approval of TFC, and that, at the Closing Date, arrangements will be in place for continued operations for branches in those two towns.

            4.3 Access; Confidentiality.

                  (a) From the date of this Agreement through the Effective Date, TFC and SHB shall afford to each other, and shall cause each of their respective subsidiaries to afford to each other and their respective authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of TFC and SHB will furnish any party making such investigation with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the party making such investigation shall from time to time reasonably request.

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

                  (b) The obligations of the TFC and SHB pursuant to Confidentiality Agreements dated September 4, 2007 and November 6, 2007, respectively, shall survive the Closing Date or prior termination of this Agreement.

                  (c) TFC and SHB agree to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships.

                  (d) If the transactions contemplated by this Agreement shall not be consummated, TFC and SHB, upon the written request of the other party within 30 days after such termination, will destroy or return all documents and records obtained from the other or their respective representatives, during the course of any investigation and will cause all information with respect to SHB or TFC obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. TFC and SHB shall give prompt notice to the other of any contemplated disclosure where such disclosure is so legally required

            4.4 Regulatory Matters and Consents.

                  (a) TFC and SHB will prepare all Applications and make all filings for and use their best commercially reasonable efforts to obtain as promptly as practicable after the date hereof, all necessary permits consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                  (b) SHB will furnish TFC with all information concerning SHB and SHB Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of TFC to any Regulatory Authority in connection with the transactions contemplated by its Agreement.

                  (c) TFC will promptly furnish SHB with copies of written communications to or received by TFC or any TFC Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

                  (d) SHB will cooperate with TFC in the foregoing matters and will furnish TFC with all information concerning SHB and SHB Subsidiaries as may be necessary or advisable in connection with any application or filing made by or on behalf of TFC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, SHB will provide certificates and other documents reasonably requested by TFC.

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

            4.5 Taking of Necessary Action.

                  (a) TFC and SHB shall each use its best commercially reasonable efforts, and each of them shall cause its Subsidiaries to use their best commercially reasonable efforts, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.4 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger and the Bank Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, provided that neither SHB nor any SHB Subsidiary shall agree to make any payments or modification to agreements in connection therewith without the prior written consent of TFC and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude TFC or SHB from exercising its rights under this Agreement.

                  (b) SHB and TFC shall promptly prepare a Proxy Statement to be mailed to SHB's shareholders in connection with the meeting and transaction contemplated hereby.

            4.6 Certain Agreements.

                  (a) Simultaneously with the execution of this Agreement, each of John J. Hughes, Jr., Robin Brady, John S. Sillings shall enter into an agreement (a "Settlement Agreement") to accept a cash payment in full settlement of his or her rights under the Change of Control Agreement in place between each such individual and SHB and Sleepy Hollow Bank (the maximum aggregate amount of such payment to be specified in Schedule 4.6(a)) and pay such amounts to such individuals who are employed on the Closing Date. Each employee of SHB or Sleepy Hollow Bank who is a party to a Settlement Agreement shall be entitled to receive the amount payable under such Settlement Agreement on the Closing Date. In the case of any employee who has executed and delivered a Settlement Agreement, payment of the monetary amounts specified for such person in Schedule 4.6(a) shall be made by SHB or Sleepy Hollow Bank on the Closing Date.

                  (b) For a period of 6 years from and after the Effective Date, TFC shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of SHB or Sleepy Hollow Bank on or before the Effective Date with respect to liabilities and claims (and related expenses) made against them, arising out of or resulting from their service as such prior to the Effective Date in accordance with and subject to the requirements and other provisions of TFC's articles of incorporation and by-laws in effect on the date of this Agreement and applicable provisions of law to the same extent as TFC is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them, arising out of or resulting from their service for TFC. The foregoing shall not be in limitation of any right to indemnification or advancement of expenses to which any such individual is entitled under the charter and bylaws of SHB and Sleepy Hollow Bank, respectively, and applicable provisions of law. In the event TFC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of TFC shall assume the obligations set forth in this Section 4.6(b). The provisions of this Section 4.6(b) are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, directors and officers of SHB or Sleepy Hollow Bank and his or her heirs and representatives.

            4.7 Exclusivity.

                  (a) SHB shall not, nor shall it permit any Affiliate of SHB or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by SHB or any SHB Affiliate to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than TFC concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of SHB, any SHB Subsidiary, or any assets or business thereof (except that SHB officers may respond to inquiries from analysts, Regulatory Authorities and holders of SHB Capital Stock in the ordinary course of business); and SHB shall notify TFC immediately if any such discussions or negotiations are sought to be initiated with SHB by any person other than TFC or if any such requests for information, inquiries, proposals or communications are received from any person other than TFC. If, and only to the extent that, (i) the SHB Board reasonably determines in good faith, after consultation with its outside legal counsel, that such action would be required in order for the directors of SHB to comply with their respective fiduciary duties under applicable law in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 4.7 that the SHB Board believes is a Superior Proposal, provided, however, that no Acquisition Proposal shall be considered a Superior Proposal unless, during the three (3) day period following TFC's notification of the Superior Proposal, SHB and its advisors shall have negotiated in good faith with TFC to make adjustments in the terms and conditions of this Agreement such that the Acquisition Proposal would no longer constitute a Superior Proposal, and such negotiations fail to result in the necessary adjustments to this Agreement; and (ii) SHB provides notice to TFC of its decision to take such action in accordance with the requirements of Section 4.7(b), SHB may (1) furnish information with respect to SHB to any person making such Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by SHB after consultation with its outside legal counsel) on terms substantially similar to, and no less favorable to TFC than, the terms contained in any such agreement between SHB and TFC, (2) participate in discussions or negotiations regarding an Acquisition Proposal and (3) authorize any statement or recommendation in support of such an Acquisition Proposal and withhold, withdraw, amend or modify the recommendation for SHB shareholder approval of this transaction.

                  (b) SHB shall notify TFC promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to SHB or for access to the properties, books, or records of SHB by any Person that informs the SHB Board or a member of senior management of SHB that it is considering making, or has made, an Acquisition Proposal. Such notice to TFC shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requested non-public information or access to the books and records of SHB, and the material terms of any such Acquisition Proposal and any modification or amendment to such Acquisition Proposal. SHB shall keep TFC fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. SHB also shall promptly, and in the any event within twenty-four (24) hours, notify TFC, orally and in writing, if it enters into discussions or negotiations concerting any Acquisition Proposal in accordance with Section 4.7(a).

            4.8 Core Deposits. SHB shall, and shall cause each SHB Subsidiary to, use commercially reasonable efforts to maintain and increase deposits.

            4.9 Subsequent Events. Until the Effective Date, each party will immediately advise the other party of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Date) would make the performance by SHB of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Date) would cause a condition to TFC's obligation under this Agreement not to be fully satisfied.

            4.10 Conduct of TFC Business. From the date of this Agreement to the Effective Date, TFC will use its best commercially reasonable efforts to preserve its business, maintain good relationships with employees, and preserve for itself the goodwill of customers of TFC and TFC Subsidiaries and others with whom business relationships exist and will not take any action which would or be reasonably likely to (i) adversely affect the ability of TFC or Mahopac National Bank to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby or under the Bank Plan of Merger or increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement or the Bank Plan of Merger.

            4.11 Board and Committee Minutes. SHB shall provide to TFC, within 10 days after any meeting of the Board of Directors of SHB or any SHB Subsidiary, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting. TFC shall, from the date of the execution of this Agreement to the Effective Date, provide to SHB, within 10 days after any meeting of the Board of Directors of TFC, a copy of the minutes of such meeting; provided that either party hereto may redact any portion of the minutes which contain any confidential, non-public information or as may be necessary to preserve attorney-client privilege.

            4.12 Undertakings by TFC and SHB.

                  (a) SHB shall:

                        (i) Voting by Directors. Simultaneously with the execution of this Agreement, each director of SHB shall enter into the Voting Agreement set forth as Exhibit 4 to this Agreement.

                        (ii) Stockholders' Meetings. Submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable;

                        (iii) Phase I Environmental Audit. Permit TFC, if TFC elects to do so, at is own expense and subject to TFC obtaining appropriate landlord consent, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by SHB or any SHB Subsidiary on the date hereof; and

                        (iv) Delivery of Interim Financial Statements. Deliver as soon as practicable after the end of each month and each fiscal quarter prior to the Effective Date, commencing with the month ended October 31, 2007, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income for the period then ended, which financial statements shall be prepared in accordance with GAAP consistently applied and shall fairly reflect its consolidated financial condition and consolidated results of operations for the periods then ended, which financial statements may be included in the SHB Regulatory Reports delivered pursuant hereto. Monthly financial statements shall be kept confidential in accordance with Section 4.3.

                  (b) TFC and SHB shall each:

                        (i) Approval of Bank Plan of Merger. Approve the Bank Plan of Merger as sole stockholder of its subsidiary bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger, and any amendment thereof requested by TFC, in its discretion, to comply with regulatory requirements, by its subsidiary bank;

                        (ii) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) all other documents necessary to obtain any other approvals and consents required to effect consummation of the Merger and the Bank Merger, and (C) all other documents contemplated by this Agreement;

                        (iii) Public Announcements. Agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, and upon the form and substance of other public disclosures related thereto, including without limitation communications to SHB stockholders, SHB internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure as it reasonably believes necessary in order to comply with any applicable laws;

                        (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                        (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with past practice and those principles used in preparing the financial statements heretofore delivered;

                        (vi) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; and,

                        (vii) Systems Conversions. TFC and SHB shall meet on a regular basis to discuss and plan for the conversion of SHB and its Subsidiaries' data processing and related electronic informational systems to those used by TFC and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by SHB of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by SHB or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that SHB shall not be obligated to take any such action prior to the Closing Date and, unless SHB otherwise agrees, no conversion shall take place prior to the Closing Date. In the event that SHB or any of its Subsidiaries takes, at the request of TFC, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, TFC shall indemnify SHB for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

            4.13 Employees of SHB and Sleepy Hollow Bank.

                  (a) Employees. SHB and Sleepy Hollow Bank employees whose positions might be eliminated or whose responsibilities might be materially changed as a result of the Merger will be considered on a competitive basis for open positions within TFC and its subsidiaries. Employees who are not offered employment elsewhere within TFC or its subsidiaries, including Mahopac National Bank, at the same compensation level and in the locations within thirty-five miles of their current place of work with substantially similar job functions will be offered a severance package including:

                        (i) 2 weeks of salary continuation for all employees (except for those employees whose written agreements are paid as set forth in Section 4.6(a) hereof),

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

plus one additional week for each full year of service (to be calculated as of the actual date of the employee's termination) to SHB and/or Sleepy Hollow Bank; and,

                        (ii) Outplacement services at no cost to all severed employees.

                  (b) Retention Bonuses.

                        (i) TFC will allocate $199,000 to be divided among five
(5) SHB employees (the "Retained Employees") pursuant to Schedule 4.13(b)(i) hereof (the "Retention Bonus Chart"). Payments pursuant to the Retention Bonus Chart shall be made as follows: 50% of the amount to which each Retained Employee is entitled shall be made upon the Closing Date, and 50% of the amount to which each Retained Employee is entitled shall be made upon the earliest to occur of (x) the date that is three months after the Closing Date, provided that the Retained Employee remains employed at that date, or (y) the date of termination of employment, except for a voluntary termination by Retained Employee or a termination by TFC or SHB for cause. In no event will a Retained Employee be entitled to any payment hereunder if he or she does not remain employed as of the Closing Date. If a Retained Employee voluntarily terminates, or is terminated for cause, prior to the time when he or she would be otherwise be entitled to payment under the Retention Bonus Chart, the monies allocated to such Retained Employee may be reallocated to the mutual satisfaction of the parties hereto. The amount that is allocated to each Retained Employee shall be communicated to each such employee by SHB and/or Sleepy Hollow Bank in letter agreements with each such employee, which letter agreements are approved in advance by TFC prior to distribution to such employee; provided, however, that the terms of these letter agreements shall be assumed by TFC and Mahopac National Bank on the Effective Date.

                        (ii) TFC will allocate up to $100,000 to be paid as retention bonuses to certain employees of SHB and Sleepy Hollow Bank (who cannot be employees subject to the written agreement set forth in Section 4.6(a)), which monies shall be allocated among such employees according to the mutual agreement of the parties hereto. Payment of the monies allocated pursuant to this section shall be payable as follows: 50% of the amount to which each such mutually-designated employee is entitled shall be made upon the Closing Date, and 50% of the amount to which each such mutually-designated employee is entitled shall be made upon the earliest to occur of (x) the date that is three months after the Closing Date, provided that the employee remains employed at that date, or (y) the date of termination of employment, except for a voluntary termination by employee or a termination by TFC or SHB for cause. In no event will an employee be entitled to any payment hereunder if he or she does not remain employed as of the Closing Date. The amount that is allocated to each SHB or Sleepy Hollow Bank employee shall be communicated to each such employee by SHB and/or Sleepy Hollow Bank in letter agreements with each such employee, which letter agreements are approved in advance by TFC prior to distribution to such employee; provided, however, that the terms of these letter agreements shall be assumed by TFC and Mahopac National Bank on the Effective Date.

            4.14 Employee Benefits. From and after the Effective Date, TFC or Mahopac National Bank agree to provide the employees of SHB and any SHB Subsidiary who remain employed after the Effective Date (collectively, the "SHB Employees") with at least the types and levels of employee benefits (including employee contribution levels) comparable in the aggregate to those maintained by TFC or Mahopac National Bank for similarly-situated employees of TFC or Mahopac National Bank, respectively. TFC or Mahopac National Bank will treat, and cause its applicable benefit plans to treat, the service of the SHB Employees with SHB or any SHB Subsidiary as service rendered to TFC or Mahopac National Bank, as applicable, for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual under any defined benefit plan (including minimum pension amount) attributable to any period before the Effective Date. Without limiting the foregoing, but subject to the terms and conditions of the TFC Plans that are health or similar plans, TFC and Mahopac National Bank shall not treat any SHB Employee as a "new" employee for purposes of any exclusions under any health or similar plan for a pre-existing medical condition to the extent that any such exclusion did not apply under a health or similar plan of the SHB or the SHB Subsidiaries, and any deductibles, co-payments or out-of-pocket expenses paid under any of the SHB Plans that are health plans shall be credited towards deductibles, co-payments or out-of-pocket expenses under TFC Plans that are health plans upon delivery to TFC of appropriate documentation. TFC or Mahopac National Bank, as applicable, will make appropriate arrangements with its insurance carrier(s) to ensure such result.

            4.15 ESOP and 401(K) Plan. Prior to the Closing, the Board of Directors of SHB will adopt a resolution terminating the SHB ESOP, with such termination to be effective on the Closing Date. All shares of SHB common stock held by the SHB ESOP shall be converted into the right to receive the Common Share Price as provided by Section 1.3(c), all outstanding indebtedness of the SHB ESOP shall be repaid and the balance of the shares and any other assets remaining in the SHB ESOP not allocated to a participant's account shall be allocated and distributed to SHB ESOP participants in proportion to their account balance as it existed as of the Effective Date (subject to receipt of a favorable determination letter from the IRS). Prior to the Effective Date, SHB, and following the Effective Date, TFC shall use their respective best commercially reasonable efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the SHB ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). SHB and following the Effective Date, TFC, will adopt such amendments to the SHB ESOP to effect the provisions of this Section 4.15. Prior to the Effective Date, SHB shall take such actions in consultation with TFC as are required to replace the existing trustees of the SHB ESOP and the SHB Plan that is a tax-qualified 401(k) plan with trustees as selected by TFC with such replacement to be effective as of the Effective Date.

            4.16 Defined Benefit Pension Plan Termination. SHB has commenced the termination of the SHB Plan that is a tax-qualified defined benefit pension plan and will have filed a determination letter request with the IRS in such matter prior to the Effective Date. Prior to the Effective Date, SHB, and following the Effective Date, TFC shall use their respective best commercially reasonable efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the tax-qualified defined benefit pension plan and the proposed distributions as may be requested by the IRS as a condition to its issuance of a favorable determination letter). SHB and following the Effective Date, TFC, will adopt such amendments to the tax-qualified defined benefit pension plan to effect the provisions of this Section 4.16. Prior to the Effective Date, SHB shall take such actions in consultation with TFC as are required to replace the existing trustees of the tax-qualified defined benefit pension plan with trustees as selected by TFC with such replacement to be effective as of the Effective Date.

            4.17 SHB CEO. TFC will, or will cause its Subsidiary to, enter into discussions with John J. Hughes, Jr. concerning his continuing role in the operations of the surviving bank in the Merger from and after the Closing Date, with a view towards reaching agreement on terms reasonable acceptable to both Mr. Hughes and TFC.

            4.18 Supplemental Indenture. At or prior to the Effective Date, TFC will execute and deliver, or cause to be executed and delivered, one or more supplemental indentures and other instruments required for the due assumption of the outstanding debt, guarantees, trust preferred securities, and other agreements to the extent required by the terms of such debt, guarantees, trust preferred securities, or other agreements.

            4.19 Resignation. SHB shall obtain and deliver to TFC at the Closing evidence reasonably satisfactory to TFC of the resignation, effective as of the Effective Date, of those directors and officers of SHB and Sleepy Hollow Bank prior to Closing.

                                    ARTICLE V
                                   CONDITIONS

            5.1 Conditions to SHB Obligations under this Agreement. The obligations of SHB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by SHB pursuant to Section 7.3 hereof:

                  (a) Corporate Proceedings. All action required to be taken by or on the part of, TFC and Mahopac National Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by TFC and Mahopac National Bank; and SHB shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants; Representations. The obligations of TFC required by this Agreement to be performed by TFC at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of TFC set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which (i) specifically relates to an earlier date or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on the assets, business, financial condition or results of operation of TFC and its Subsidiaries taken as a whole;

                  (c) Approvals of Regulatory Authorities. TFC and SHB shall have received all approvals of Regulatory Authorities of the Merger, including without limitation the approval of the FRB and the Comptroller, and delivered copies thereof to SHB; and all notice and waiting periods required under applicable law shall have expired or been terminated;

                  (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transaction contemplated hereby;

                  (e) Officer's Certificate. TFC shall have delivered to SHB a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections
   (a) through (e) of this Section 5.1 have been satisfied, to the best knowledge of the president;

                  (f) Opinion of TFC Counsel. SHB shall have received an opinion of Harris Beach PLLC, counsel to TFC, dated the Closing Date, in form and substance reasonably satisfactory to SHB and its counsel to the effect set forth on Exhibit 2 attached hereto;

                  (g) Approval of SHB Stockholders. This Agreement shall have been approved in accordance with applicable law by the holders of the outstanding shares of SHB common stock entitled to vote thereon.

                  (h) Funds. Funds adequate to pay the Merger Consideration have been deposited with the Exchange Agent.

                  (i) Insurance. SHB shall have provided evidence to TFC of satisfactory tail insurance coverage for the directors and officers of SHB and Sleepy Hollow Bank.

            5.2 Conditions to TFC Obligations under this Agreement. The obligations of TFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by TFC pursuant to Section 7.3 hereof;

                  (a) Corporate Proceedings. All action required to be taken by, or on the part of, SHB and Sleepy Hollow Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by SHB and Sleepy Hollow Bank; and TFC shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants; Representations. The obligations of SHB, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of SHB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which (i) specifically relates to an earlier date or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on the assets, business, financial condition or results of operation of SHB and it Subsidiaries taken as a whole;

                  (c) Approvals of Regulatory Authorities. TFC shall have received all approvals of Regulatory Authorities for the Merger and the Bank Merger, including without limitation any required approvals of the FRB, and the Comptroller without the imposition of any term or condition that would have a Material Adverse Effect on TFC and its Subsidiaries, taken as a whole, upon completion of the Merger and the Bank Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transaction contemplated hereby;

                  (e) Officer's Certificate. SHB shall have delivered to TFC a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections
   (a) through (e) of this Section 5.2 have been satisfied, to the best knowledge of the officer executing the same;

                  (f) Non-Competition Agreement. John J. Hughes, Jr., shall have executed and delivered to TFC a non-competition agreement, in substantially the form as attached hereto as Exhibit 5.

                  (g) Opinion of SHB Counsel. TFC shall have received an opinion of Thacher Proffitt & Wood LLP, counsel to SHB, dated the Closing Date, in form and substance reasonably satisfactory to TFC and its counsel to the effect set forth on Exhibit 3 attached hereto.

                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT

            6.1 Termination. This Agreement may be terminated on or at any time prior to the Closing Date whether before or after approval by the shareholders of TFC or SHB:

                  (a) By the mutual written consent of the parties hereto; or

                  (b) By TFC or SHB:

                        (i) if there shall have been any material breach of any obligation of TFC, on the one hand, or SHB, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied; or,

                        (ii) if the Effective Date shall not have occurred prior to March 31, 2008 (or June 30, 2008, if the reason the Effective Date has not occurred is due to the fact that the parties have not received approval from the Regulatory Authorities, despite prompt and diligent actions by the parties, or any required waiting period shall have not yet expired or been terminated); provided, however, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Date to occur on or before such date; or

                        (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (c) By SHB, at any time prior to the SHB Shareholders Meeting, in order to concurrently enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received by SHB and the SHB Board in compliance with Section 4.7 hereof.

            6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 hereof, this Agreement shall forthwith become void (other than Sections 4.3(d), Section 4.12(b)(iii), Section 6.3, and Section 7.1 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of TFC or SHB to the other, except for any liability of TFC or SHB under such sections of this Agreement and except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty.

            6.3 Termination Fee. In the event that the Agreement is terminated because (i) the Merger and other transactions contemplated hereby are not adopted and approved by the requisite vote of the stockholders of SHB or (ii) this Agreement is terminated by SHB pursuant to Section 6.1(c), then SHB will pay to TFC a cash termination fee of $950,000.00. The fee will be payable, without setoff, by wire transfer of immediately available funds, to an account specified by TFC, not later than three (3) business days following the date of termination. SHB acknowledges that the agreement contained in this Section 6.3 is an integral part of the transactions contemplated hereby and that, without this agreement, TFC would not enter into this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

            7.1 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

            7.2 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Effective Date.

            7.3 Amendment, Extension and Waiver. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by its respective shareholders, but, after any such approval, no amendment shall be made which by applicable law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. At any time prior to the Effective Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            7.4 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

            7.5 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

            7.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), sent by recognized overnight delivery service guaranteeing next day delivery or sent by telecopy with following confirmation copy by regular mail, addressed as follows:

      If to TFC or Merger Sub, to:

      Tompkins Financial Corporation

      P.O. Box 460

      Ithaca, NY 14851

      Attention: Stephen S. Romaine, President and CEO

with a copy to:

      Edward C. Hooks, Esq.

      Harris Beach PLLC

      119 East Seneca Street

      Ithaca, NY 14850

      If to SHB, to:

      Sleepy Hollow Bancorp, Inc.

      49 Beekman Avenue

      Sleepy Hollow, NY 10591

      Attention: John J. Hughes, Jr., President and CEO

with a copy to:

      Mark I. Sokolow, Esq.
      Thacher Proffitt & Wood LLP
      Two World Financial Center
      New York, New York 10281

            7.7 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            7.8 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            7.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            7.10 Choice of Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof. The parties hereby designate any state or federal court of New York to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

      SLEEPY HOLLOW BANCORP, INC.

      By:_________________________________

      John J. Hughes, Jr.

      President and Chief Executive Officer

      TOMPKINS FINANCIAL CORPORATION

      By:_________________________________

      Stephen S. Romaine

      President and Chief Executive Officer

      TMP MERGECO, INC.

      By:_________________________________

      Stephen S. Romaine

      President and Chief Executive Officer

                                    EXHIBITS

Exhibit 1 - Bank Plan of Merger

Exhibit 2 - Form of Opinion of TFC Counsel

Exhibit 3 - Form of Opinion of SHB Counsel

Exhibit 4 - Voting Agreement

Exhibit 5 - Non-Competition Agreement

                                                                       EXHIBIT 1

                               BANK PLAN OF MERGER

      THIS PLAN OF MERGER ("Plan of Merger") dated as of November 9, 2007, is by and between MAHOPAC NATIONAL BANK, a national bank ("Mahopac National Bank"), and SLEEPY HOLLOW BANK, a New York State chartered bank ("Sleepy Hollow Bank").

                                   BACKGROUND

      1. Mahopac National Bank is a wholly-owned subsidiary of Tompkins Financial Corporation, a New York corporation ("TFC"). The authorized capital stock of Mahopac National Bank consists of _________ shares of common stock, par value $_______ per share ("Mahopac National Bank Common Stock"), of which at the date hereof ___________ shares are issued and outstanding.

      2. Sleepy Hollow Bank is a wholly-owned subsidiary of Sleepy Hollow Bancorp, Inc., a Delaware corporation ("SHB"). The authorized capital stock of Sleepy Hollow Bank consists of _________ shares of common stock, par value $_____ per share ("Sleepy Hollow Bank Common Stock"), of which at the date hereof _________ shares are issued and outstanding.

      3. The respective Boards of Directors of Mahopac National Bank and Sleepy Hollow Bank deem the merger of Sleepy Hollow Bank with and into Mahopac National Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective stockholders.

      4. The respective Boards of Directors of Mahopac National Bank and Sleepy Hollow Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of TFC and SHB have adopted resolutions approving an Agreement and Plan of Merger dated as of November 9, 2007 (the "Agreement"), pursuant to which SHB will be merged with and into TFC.

                                    AGREEMENT

      In consideration of the premises and of the mutual covenants and agreements herein contained, Mahopac National Bank and Sleepy Hollow Bank, intending to be legally bound hereby, agree:

                                    ARTICLE I
                                     MERGER

      Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof):
Sleepy Hollow Bank shall merge with and into Mahopac National Bank; the separate existence of Sleepy Hollow Bank shall cease; and Mahopac National Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Mahopac National Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank").

                                   ARTICLE II
                       ARTICLES OF ASSOCIATION AND BY-LAWS

      On and after the Effective Date of the Merger, the articles of association and by-laws of Mahopac National Bank, as in effect immediately prior to the Effective Date shall automatically be and remain the articles of association and by-laws of Mahopac National Bank, as the Surviving Bank in the Merger, until thereafter altered, amended or repealed.

                                   ARTICLE III
                         BOARD OF DIRECTORS AND OFFICERS

      3.1 Board of Directors. On and after the Effective Date of the Merger, the Board of Directors of Mahopac National Bank as the Surviving Bank in the Merger shall consist of those persons holding such office immediately prior to the Effective Date. Each such director shall hold office until his or her successor is elected and qualified or otherwise in accordance with the articles of association and by-laws of the Surviving Bank.

      3.2 Officers. On and after the Effective Date of the Merger, the officers of Mahopac National Bank duly elected and holding office immediately prior to such Effective Date shall be the officers of Mahopac National Bank, as the Surviving Bank in the Merger, and except for such other officers of Sleepy Hollow Bank as shall be designated as officers of the Surviving Bank at Mahopac National Bank's election.

                                   ARTICLE IV
                              CONVERSION OF SHARES

      4.1 Stock of Mahopac National Bank. Each share of Mahopac National Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

      4.2 Stock of Sleepy Hollow Bank. Each share of Sleepy Hollow Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                    ARTICLE V
                          EFFECTIVE DATE OF THE MERGER

      Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Plan of Merger and in the Agreement, including without limitation receipt of the approval of the Comptroller of the Currency, the Merger shall become effective, and the effective date of the Merger (the "Effective Date") shall occur, at such time and date as the parties hereto shall agree, but the Effective Date shall not occur prior to the effective date of the merger of SHB with and into TFC as provided in the Agreement.

                                   ARTICLE VI
                              EFFECT OF THE MERGER

      On the Effective Date: the separate existence of Sleepy Hollow Bank shall cease; the principal and branch offices of Sleepy Hollow Bank shall become authorized branch offices of the Surviving Bank; and all of the property (real, personal and mixed), rights, powers, duties and obligations of Mahopac National Bank and Sleepy Hollow Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      The obligations of Mahopac National Bank and Sleepy Hollow Bank to effect the Merger shall be subject to the satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement. In addition, the Merger shall be conditioned on receipt of the required approval of the Comptroller of the Currency.

                                  ARTICLE VIII
                                   TERMINATION

      This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                   ARTICLE IX
                                    AMENDMENT

      Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                    ARTICLE X
                                  MISCELLANEOUS

      10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the obligations of the other party contained in this Plan of Merger.

      10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Agreement.

      10.3 Captions. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

      10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

      10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling federal law, in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

      IN WITNESS WHEREOF, each party has caused this Plan to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first written above.

ATTEST:                                      THE MAHOPAC NATIONAL BANK

___________________________________          By:________________________________
Patricia Wuchter, Secretary                        Gerald J. Klein
                                                   President and CEO
(SEAL)

ATTEST:                                      SLEEPY HOLLOW BANK

___________________________________          By:________________________________
______________, Secretary                          John J. Hughes, Jr.
                                                   President and CEO
(SEAL)

The undersigned Directors of The Mahopac National Bank do hereby consent to the aforesaid Plan of Merger:

DIRECTORS:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

The undersigned Directors of Sleepy Hollow Bank do hereby consent to the aforesaid Plan of Merger:

DIRECTORS:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

___________________________________
Name:

STATE OF NEW YORK                   :
                                    : SS:
COUNTY OF _______________           :

      On this day of November, 2007, before me, a Notary Public for the State and County aforesaid, personally came _______________ as President and Chief Executive Officer, and _______________, as Secretary, of Mahopac National Bank, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also a majority of the Board of Directors of said bank, and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

      WITNESS my official seal and signature this day and year aforesaid.

                                             ___________________________________
                                             Notary Public

                                             My Commission Expires:

                                             (SEAL)

STATE OF NEW YORK                   :
                                    : SS:
COUNTY OF __________________        :

      On this day of November, 2007, before me, a Notary Public for the State and County aforesaid, personally came _______________, as President and Chief Executive Officer, and ______________ as Secretary, of Sleepy Hollow Bank, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal; and came also two-thirds or more of the Board of Directors of said association, and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

      WITNESS my official seal and signature this day and year aforesaid.

                                             ___________________________________
                                             Notary Public

                                             My Commission Expires:

                                             (SEAL)

                                                                       EXHIBIT 2

       Matters to be covered in Opinion of Counsel to be delivered to SHB pursuant to Section 5.1(f) of the Agreement

            (a) TFC is incorporated, validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. All eligible accounts of depositors in each depository institution subsidiary of TFC are insured by the DIF administered by the FDIC to the fullest extent permitted by law.

            (b) The authorized capital stock of TFC consists of 15,000,000 shares of common stock, par value $0.10 per share. Based solely on the Officers' Certificate, as of the date of this opinion, there were _________ shares of Common Stock issued and outstanding. To the best of our knowledge, all of the outstanding shares of Mahopac National Bank are owned, directly or indirectly, by TFC free and clear of any adverse claims of which we are aware, and, to the best of our knowledge and except as disclosed in the Agreement, neither TFC nor any of its subsidiaries is a party to any subscription, option, warrant, call, commitment or similar agreement providing for the transfer, purchase or issuance of any shares of capital stock of TFC or any of its subsidiaries or any securities representing the right to purchase or otherwise acquire any shares of such capital stock or any securities convertible into or representing the right to purchase or otherwise acquire any such stock.

            (c) TFC and Mahopac National Bank have the corporate power and authority to adopt or execute and deliver the Agreement and the Bank Plan of Merger included as Exhibit 1 thereto, as the case may be, and to consummate the corporate transactions contemplated thereby and to carry out its respective obligations thereunder, as applicable. The adoption or execution and delivery of the Agreement and the consummation of the transactions contemplated thereby, as applicable, have been duly authorized by the board of directors of TFC and no other corporate proceedings are necessary to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by TFC and such instrument constitutes the valid and legally binding obligation of TFC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

            (d) None of the adoption or execution and delivery of the Agreement by TFC, or the consummation of the transactions contemplated thereby in accordance with its terms, nor compliance by TFC with its terms will (i) violate any provision of its Certificate of Incorporation or bylaws, or (ii) violate any federal or New York State banking statute, code, rule or regulation or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to TFC or any of its properties or assets, except, with respect to clauses (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of TFC and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

            (e) All regulatory or governmental approvals and consents which are necessary to be obtained by TFC to permit the execution, delivery and performance of the Agreement have been obtained.

            (f) Assuming due authorization of the Merger by all necessary corporate and governmental proceedings on the part of parties other than SHB and Sleepy Hollow Bank and that such other parties have taken all action required to be taken by them prior to the Effective Date, upon the proper filing of a Certificate of Merger, the Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of SHB common stock will be converted into the right to receive a cash payment in the manner specified in the Agreement.

            (g) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened, which (i) if adversely determined, would result in any material adverse change in the business, operations, assets or financial condition of TFC and its Subsidiaries taken as a whole or (ii) seek to restrain or prohibit the Merger or to obtain monetary damages in connection therewith.

      In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of TFC and its subsidiaries. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to SHB.

                                                                       EXHIBIT 3

       Matters to be covered in Opinion of Counsel to be delivered to TFC pursuant to Section 5.2(g) of the Agreement

      (a) Each of SHB and Sleepy Hollow Bank is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Sleepy Hollow Bank is a member of the Federal Home Loan Bank of New York and all eligible accounts of depositors in Sleepy Hollow Bank are insured by the DIF administered by the FDIC to the fullest extent permitted by law. SHB is duly registered as a bank holding company under the BHC Act and the regulations of the FRB thereunder.

      (b) The authorized capital stock of SHB consists of 20,000 shares of Common Stock, $100.00 par value per share, and 5,000 shares of Floating Rate Series A Noncumulative Redeemable Preferred Stock, $1,000 par value per share ("Preferred Stock"). Based solely on the Officers' Certificate, as of the date of this opinion, there were 5,888 shares of Common Stock issued and outstanding and 5,000 shares of Preferred Stock issued and outstanding. To the best of our knowledge, all of the outstanding shares of Sleepy Hollow Bank are owned, directly or indirectly, by SHB free and clear of any adverse claims of which we are aware, and, to the best of our knowledge, neither SHB nor any of its subsidiaries is a party to any subscription, option, warrant, call, commitment or similar agreement providing for the transfer, purchase or issuance of any shares of capital stock of SHB or any of its subsidiaries or any securities representing the right to purchase or otherwise acquire any shares of such capital stock or any securities convertible into or representing the right to purchase or otherwise acquire any such stock.

      (c) SHB has the corporate power and authority to execute and deliver the Agreement and to consummate the Merger and to carry out all of its obligations thereunder. The execution and delivery of the Agreement and the consummation of the Merger by SHB have been duly authorized by the board of directors and stockholders of SHB and no other corporate proceedings on the part of SHB or any SHB Subsidiary are necessary to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by SHB, and constitutes the valid and legally binding obligation of SHB enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity (regardless of whether said Agreement is considered in a proceeding in equity or at law).

      (d) None of the execution and delivery of the Agreement by SHB, nor the consummation by SHB of the transactions contemplated thereby in accordance with its terms, nor compliance by SHB or Sleepy Hollow Bank with any of their respective terms, as applicable, will (i) violate any provision of SHB's or Sleepy Hollow Bank's Certificate of Incorporation, charter or other chartering instrument or bylaws, nor (ii) violate any federal statute, code, rule or regulation, or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to SHB, Sleepy Hollow Bank, or any of their respective properties or assets, except, with respect to clauses (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SHB and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

      (e) All regulatory or governmental approvals and consents which are necessary to be obtained by SHB to permit the execution, delivery and performance of the Agreement have been obtained.

      (f) The Agreement, including consummation of the transactions contemplated thereby, has been approved by the requisite vote of stockholders of SHB.

      (g) Assuming due authorization of the Merger by all necessary corporate and governmental proceedings on the part of parties other than SHB and Sleepy Hollow Bank and that such other parties have taken all action required to be taken by them prior to the Effective Date, upon the proper filing of a Certificate of Merger, the Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of Common Stock will be converted into the right to receive a cash payment in the manner specified in the Agreement.

      (h) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened, which (i) if adversely determined, would result in any material adverse change in the business, operations, assets or financial condition of SHB and its Subsidiaries taken as a whole or (ii) seek to restrain or prohibit the Merger or to obtain monetary damages in connection therewith.

      In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of SHB and its subsidiaries. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to TFC.

                                                                       EXHBIIT 4

                                                                November 9, 2007

Tompkins Financial Corporation
The Commons
Ithaca, New York 14851

Ladies and Gentlemen:

      Tompkins Financial Corporation ("TFC"), TMP Mergco, Inc. ("Merger Sub") and Sleepy Hollow Bancorp, Inc. ("SHB," which term shall also include Sleepy Hollow Bank, a wholly-owned subsidiary of SHB) have entered into an Agreement and Plan of Merger dated as of November 9, 2007 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Merger Sub will merge with and into SHB, with SHB surviving the merger (referred to as the "Merger"); and (b) common shareholders of SHB will receive cash in exchange for each share of common stock of SHB outstanding on the closing date.

      TFC has requested, as a condition to its execution and delivery to SHB of the Merger Agreement, that the undersigned, being directors of SHB, execute and deliver to TFC this Letter Agreement.

      Each of the undersigned, in order to induce TFC to execute and deliver to SHB the Merger Agreement, and intending to be legally bound, hereby irrevocably:

      (a) Agrees to be present (in person or by proxy) at all meetings of stockholders of SHB called to vote for approval of the Merger so that all shares of common stock of SHB over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of SHB), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving SHB, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

      (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of SHB, to approve or adopt the Merger Agreement;

      (c) Agrees not to sell, transfer or otherwise dispose of any common stock of SHB on or prior to the date of the meeting of SHB stockholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section

501(c)(3) of the IRC, lineal descendants or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, providing that the transferee agrees in writing to be bound by the terms of this letter agreement; and

      (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------

      This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

      The undersigned, constituting all of the directors of SHB, intend to be legally bound hereby.

______________________________      ______________________________
John J. Hughes, Jr.                 Anne E. Margotta

______________________________      ______________________________
John J. Hughes                      Gary J. Raniolo

______________________________      ______________________________
Mary K. Hughes                      George O. Sanossian

______________________________      ______________________________
Vincent J. Daly                     John S. Sillings

______________________________
James M. Maloney

                                                                       Exhibit 5

                            NON-COMPETITION AGREEMENT

      This Noncompetition Agreement (this "Agreement") is made as of November 9, 2007, by and between Tompkins Financial Corporation ("TFC"), and John J. Hughes, Jr. ("Shareholder").

                                    RECITALS

      A. Shareholder serves as the Chief Executive Officer of Sleepy Hollow Bancorp, Inc. ("SHB") and owns issued and outstanding capital stock of SHB.

      B. Concurrently with the execution and delivery of this Agreement, SHB is being merged with and into TMP Mergeco, Inc., a wholly-owned subsidiary of TFC, with SHB surviving such merger (the "Merger") pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Merger Agreement"). Section 5.2(f) of the Merger Agreement requires that a noncompetition agreement be executed and delivered by Shareholder.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      "Confidential Information" is defined in Section 2.

      Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.    ACKNOWLEDGMENTS BY SHAREHOLDER

      The Shareholder acknowledges that (a) such Shareholder has occupied a position of trust and confidence with SHB prior to the date hereof and has had access to and has become familiar with the following, any and all of which constitute confidential information of the Acquired Companies (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of SHB, data, know-how, compositions, processes, designs, sketches, inventions and ideas, past, current and planned products, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods, and other information of SHB and any other information, however documented, of SHB that is a trade secret within the meaning of New York law or under other applicable law; (ii) any and all information concerning the business and affairs of SHB (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials); and (iii) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for SHB containing or based, in whole or in part, upon any information included in the foregoing; (b) the business of SHB as conducted by it prior to Closing is regional in scope; (c) the products and services related to such business are marketed throughout the State of New York;
(d) SHB's business prior to Closing competes with other financial businesses that are or could be located in New York State; (e) TFC has required that Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to its consummation of the Merger; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve TFC's interests in and right to the use and operation of the assets of SHB from and after Closing; and (g) TFC would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.    CONFIDENTIAL INFORMATION

      (a) Shareholder acknowledges and agrees that all Confidential Information known or obtained by SHB, whether before or after the date hereof, is the property of SHB. Therefore, Shareholder hereby agrees not to disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of Shareholder, without TFC's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Shareholder's fault or the fault of any other Person known by Shareholder to be bound by a duty of confidentiality to TFC or SHB. Shareholder agrees to deliver to TFC at the time of execution of this Agreement, and at any other time TFC may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that Shareholder may then possess or have under his control.

      (b) If the Shareholder is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or is required by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this Agreement, the Shareholder will provide TFC with prompt notice of such request so that TFC may seek (at its expense) an appropriate protective order or other appropriate remedy. Subject to the foregoing, the Shareholder may furnish that portion (and only that portion) of the Confidential Information that the Shareholder is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other censure or penalty; provided, however, that the Shareholder must use reasonable efforts (at TFC's request and expense) to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

4.    NONCOMPETITION AND NONSOLICITATION

      (a) As an inducement for TFC to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Shareholder under the Merger Agreement, Shareholder agrees that:

      For a period of three (3) years after the Effective Time (the "Restricted Period"):

            (i) Except only as set forth in Section 5 of this Agreement, Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any Person engaged in or planning to become engaged in the commercial banking or trust business, or any other business whose products or activities compete in whole or in part with the business in which TFC is engaged, or in which SHB was engaged, prior to the Closing anywhere within fifty (50) miles of any branch or office of TFC or any Subsidiary of TFC, provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

            (ii) Shareholder agrees not to, for himself or for any other Person
(A) induce or attempt to induce any employee of SHB who remains an employee of TFC or any Subsidiary of TFC to leave the employ of TFC or such Subsidiary; (B) in any way interfere with the relationship between TFC and any such employee;
(C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of TFC; or (D) induce or attempt to induce any customer, supplier, or licensee or other Person to cease doing business with TFC or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and TFC.

            (iii) Shareholder agrees that he will not, directly or indirectly, either solicit the business of any Person known to Shareholder to be a customer of TFC or any Subsidiary of TFC (other than immediate family members of such Shareholder).

      (b) In the event of a breach by Shareholder of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

      (c) Shareholder will not, at any time during or after the Restricted Period, disparage TFC, any Subsidiary of TFC, or any of their shareholders, directors, officers, employees or agents;

      (d) The provisions of this Section 4 set forth the entire and exclusive restrictions on the competitive activities of the Shareholder during the Restrictive Period and supersede and replace any other agreements as to such competitive activities that might exist and any covenant that might otherwise be implied under law.

5.    EXCEPTIONS

      (a) Any provision of this Agreement to the contrary notwithstanding, nothing herein shall prevent or preclude Shareholder from accepting employment with, or having an ownership interest in, any other company, the primary business of which is not the delivery of banking, insurance, financial planning, or investment products or services, the ancillary business of which may, however, involve marketing competing products or services strictly to the existing customers of such company; provided that the Shareholder will in no event knowingly solicit the business of any Person known to Shareholder to be a customer of SHB or TFC.

      (b) Any provision of this Agreement to the contrary notwithstanding, nothing herein shall prevent or preclude the Shareholder from engaging in the practice of law, including but not limited to legal services in the trust and estates practice area.

6.    REMEDIES

      In addition to its right to damages and any other rights it may have, TFC shall have the power to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Parent and would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

7.    SUCCESSORS AND ASSIGNS

      This Agreement will be binding upon TFC and Shareholder and will inure to the benefit of TFC and its Affiliates, successors and assigns.

8.    WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

9.    GOVERNING LAW

      This Agreement will be governed by the laws applied by courts of the State of New York to contracts entered into within that state by parties residing within that state and having no connection to any other state.

10.   JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of Tompkins, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.   SEVERABILITY

      Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Shareholder to the greatest extent permissible.

12.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.   SECTION HEADINGS, CONSTRUCTION

      The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Unless otherwise expressly provided, the word "Including" does not limit the preceding words or terms.

14.   NOTICES

      All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the addresses and facsimile numbers set forth in the signature pages hereto (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

15.   ENTIRE AGREEMENT

      This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                      [Signature Page Immediately Follows.]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

____________________________
John J. Hughes, Jr.

TOMPKINS FINANCIAL CORPORATION

By:_________________________
Stephen S. Romaine
President and Chief Executive Officer